EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements and Prospectuses of Baltimore Gas and Electric Company on Forms S-8 (File Nos. 33-56084, 33-59545, and 333-45051) and Forms S-3 (File Nos.
33-49801, 33-45260, 33-33559, 33-57658, 333-22697, 333-32311, 333-59601, and
333-66015) of our report dated January 15, 1999 on our audits of the consolidated financial statements and the financial statement schedule of Baltimore Gas and Electric Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.




                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 18, 1999

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